                                  Exhibit FS-1


                            CONECTIV AND SUBSIDIARIES
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                              PRO FORMA
                                                                         ACTUAL              ADJUSTMENTS              PRO FORMA
                                                                         ------              -----------              ---------
ASSETS

CURRENT ASSETS
     Cash and cash equivalents                                              $92,074                $351,426 (1)            $443,500
     Accounts receivable                                                    961,073                                         961,073
     Allowance for Doubtful Accounts                                       (24,801)                                        (24,801)
     Inventories, at average cost
        Fuel (coal, oil and gas)                                             62,977                                          62,977
        Materials and supplies                                               56,598                                          56,598
     Deferred energy supply costs                                             2,480                                           2,480
     Prepaid New Jersey Sales and Excise Taxes                               13,624                                          13,624
     Other prepayments                                                       22,769                                          22,769
     Deferred income taxes, net                                              28,644                                          28,644
                                                                     --------------        ----------------        ----------------
                                                                          1,215,438                 351,426               1,566,864
                                                                     --------------        ----------------        ----------------

INVESTMENTS
     Investment in leveraged leases                                          54,964                                          54,964
     Funds held by trustee                                                  188,636                                         188,636
     Other investments                                                       89,563                                          89,563
                                                                     --------------        ----------------        ----------------
                                                                            333,163                       -                 333,163
                                                                     --------------        ----------------        ----------------

PROPERTY, PLANT AND EQUIPMENT
     Electric generation                                                  1,586,906               1,000,000 (1)           2,586,906
     Electric transmission and distribution                               2,695,890                                       2,695,890
     Gas transmission and distribution                                      269,244                                         269,244
     Other electric and gas facilities                                      393,641                                         393,641
     Telecommunications, thermal systems, and other
        property, plant, and equipment                                      255,132                                         255,132
                                                                     --------------        ----------------        ----------------
                                                                          5,200,813               1,000,000               6,200,813
     Less: Accumulated depreciation                                       2,221,782                                       2,221,782
                                                                     --------------        ----------------        ----------------
     Net plant in service                                                 2,979,031               1,000,000               3,979,031
     Construction work-in-progress                                          322,182                                         322,182
     Leased nuclear fuel, at amortized cost                                  56,156                                          56,156
     Goodwill, net                                                          347,088                                         347,088
                                                                     --------------        ----------------        ----------------
                                                                          3,704,457               1,000,000               4,704,457
                                                                     --------------        ----------------        ----------------

DEFERRED CHARGES AND OTHER ASSETS
     Recoverable stranded costs, net                                      1,000,252                                       1,000,252
     Deferred recoverable income taxes                                       89,169                                          89,169
     Unrecovered purchased power costs                                       18,097                                          18,097
     Unrecovered New Jersey state excise tax                                 13,497                                          13,497
     Deferred debt refinancing costs                                         21,217                                          21,217
     Deferred other postretirement benefit costs                             30,605                                          30,605
     Prepaid pension costs                                                   61,673                                          61,673
     Unamortized debt expense                                                26,633                                          26,633
     License fees                                                            22,300                                          22,300
     Other                                                                   51,859                                          51,859
                                                                     --------------        ----------------        ----------------
                                                                          1,335,302                       -               1,335,302
                                                                     --------------        ----------------        ----------------
TOTAL ASSETS                                                             $6,588,360              $1,351,426              $7,939,786
                                                                     ==============        ================        ================

                                  Exhibit FS-1


                            CONECTIV AND SUBSIDIARIES
                ACTUAL AND PRO FORMA CONSOLIDATED BALANCE SHEETS
                            AS OF SEPTEMBER 30, 2000
                             (DOLLARS IN THOUSANDS)
                                   (UNAUDITED)

                                                                                                  PRO FORMA
                                                                              ACTUAL             ADJUSTMENTS           PRO FORMA
                                                                              ------             -----------           ---------
CAPITALIZATION AND LIABILITIES

CURRENT LIABILITIES
     Short-term debt                                                            $715,394            $1,351,426 (1)      $2,066,820
     Long-term debt due within one year                                           43,043                                    43,043
     Variable rate demand bonds                                                  158,430                                   158,430
     Accounts payable                                                            524,824                                   524,824
     Taxes accrued                                                                76,889                                    76,889
     Interest accrued                                                             47,067                                    47,067
     Dividends payable                                                            26,753                                    26,753
     Deferred energy supply costs                                                 46,847                                    46,847
     Current capital lease obligation                                             27,987                                    27,987
     Above-market purchased energy contracts
        and other electric restructuring liabilities                              33,004                                    33,004
     Other                                                                        99,541                                    99,541
                                                                          --------------       ---------------       -------------
                                                                               1,799,779             1,351,426           3,151,205
                                                                          --------------       ---------------       -------------

DEFERRED CREDITS AND OTHER LIABILITIES
     Other postretirement benefits obligation                                     93,867                                    93,867
     Deferred income taxes, net                                                  778,782                                   778,782
     Deferred investment tax credits                                              69,979                                    69,979
     Regulatory liability for New Jersey income tax benefit                       49,262                                    49,262
     Above-market purchased energy contracts
        and other electric restructuring liabilities                             109,030                                   109,030
     Deferred gain on termination of purchased energy contract                    74,968                                    74,968
     Long-term capital lease obligation                                           29,177                                    29,177
     Other                                                                        53,315                                    53,315
                                                                          --------------       ---------------       -------------
                                                                               1,258,380                     -           1,258,380
                                                                          --------------       ---------------       -------------

CAPITALIZATION
     Common stock: $0.01 per share par value;
        150,000,000 shares authorized; shares outstanding - -
        82,862,850 actual and pro forma                                              830                                       830
     Class A common stock: $0.01 per share par value;
        10,000,000 shares authorized; shares outstanding - -
        5,742,315 actual and pro forma                                                57                                        57
     Additional paid-in capital - - common stock                               1,030,258                                 1,030,258
     Additional paid-in capital - - Class A common stock                          93,738                                    93,738
     Retained earnings                                                            35,240                                    35,240
     Treasury shares, at cost:
           116,233 shares actual and pro forma                                   (2,392)                                   (2,392)
     Unearned compensation                                                       (1,530)                                   (1,530)
     Accumulated other comprehensive income                                          248                                       248
                                                                          --------------       ---------------       -------------
        Total common stockholders' equity                                      1,156,449                     -           1,156,449
     Preferred stock of subsidiaries:
        Not subject to mandatory redemption                                       95,933                                    95,933
        Subject to mandatory redemption                                          188,950                                   188,950
     Long-term debt                                                            2,088,869                                 2,088,869
                                                                          --------------       ---------------       -------------
                                                                               3,530,201                     -           3,530,201
                                                                          --------------       ---------------       -------------

                                                                          --------------       ---------------       -------------
TOTAL CAPITALIZATION AND LIABILITIES                                          $6,588,360            $1,351,426          $7,939,786
                                                                          ==============       ===============       =============